Exhibit B
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
PROGRESSIVE TELECOMMUNICATIONS CORPORATION

(Pursuant to Section 78.207 of the General Corporation Law of the State of
Nevada)

	PROGRESSIVE TELECOMMUNICATIONS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Nevada, DOES HEREBY CERTIFY:

FIRST, that the Board of Directors of said corporation, at meeting duly convened and held, adopted the following resolutions:

	RESOLVED, that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that Article First of the Certificate of Incorporation be amended to read as follows:

	FIRST:  The name of the corporation shall be:

		"BUSINESSMALL.COM, INC."

SECOND, that the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of the General Corporation Law of the State of Nevada.

	IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Barry L. Shevlin, its CEO and attested to by James C. Watson, its Secretary, this _____ day of March, 2000.




______________________________
Barry  L. Shevlin, CEO




James C. Watson, Secretary


M9716136	2

Cert of Amendment for BMALL